Exhibit (h)(iii)

BOARD RESOLUTIONS REGARDING EXPENSE LIMITATION ARRANGEMENTS

The following resolutions were adopted by the Board of Trustees of the Registrant and have not been modified or rescinded.

WHEREAS,	LMPFA[1] has agreed to waive fees and/or reimburse operating expenses to the extent necessary to limit total operating expenses (other than such expenses as are described in the materials for this meeting and as presented to and described at this meeting) to the amounts set forth in the materials for this meeting and as presented to and described at this meeting, subject to recapture as described below; therefore, as to each listed class of each fund, be it

RESOLVED:	That the Board approves and agrees to this arrangement, subject to the following:

1) That this arrangement will continue until December 31, 2015, unless modified or terminated prior to that date by agreement of LMPFA and the Board, and may be terminated at any time after that date by LMPFA;

2) That the arrangement may be modified by LMPFA to decrease total annual operating expenses of a class or fund at any time;

3) That the manager is permitted to recapture amounts waived or reimbursed to the fund within three years after the year in which LMPFA earned the fee or incurred the expense if the fund’s total annual operating expenses have fallen to a level below the limit described above; and

4) That in no case will LMPFA recapture any amount that would result, on any particular business day of the fund, in the fund’s total annual operating expenses exceeding the limit described above or any other limit then in effect, and further

RESOLVED:	That the officers of the Fund, be, and the same hereby are, authorized to update the Prospectus and Statement of Additional Information, with such amendments or applicable filings to include such other revisions as said officers may deem appropriate; and further

RESOLVED:	That the officers of the Fund, be, and each of them hereby is, authorized, empowered and directed to take all actions and execute all documents necessary to give full effect to the foregoing resolutions in such manner or such forms as the officer or officers shall approve in his, her, or their discretion, in each case as conclusively evidenced by his, her, or their actions or signatures.

[1]	Legg Mason Partners Fund Advisors, LLC (“LMPFA”) is the investment manager of each of the funds listed in the following chart.

The information below is drawn from the materials referenced in the foregoing resolutions. The amounts stated for funds marked [1] do not include the following expenses that may be incurred by a fund: interest, brokerage commissions, dividend expense on short sales, taxes, extraordinary expenses and acquired fund fees and expenses. The amounts stated for funds marked [2] do not include the following expenses that may be incurred by a fund: interest, brokerage commissions (except for brokerage commissions paid on purchases and sales of ETFs), dividend expense on short sales, taxes and extraordinary expenses.

LEGG MASON GLOBAL ASSET MANAGEMENT TRUST
Name of Fund	Name of Class	Expense Limit	Expense Limit Expiration Date
Legg Mason BW Absolute Return Opportunities Fund[1]	A	1.20	12/31/2015
	C	1.95	12/31/201
	C1	1.70	12/31/2015
	FI	1.20	12/31/2015
	R	1.45	12/31/2015
	I	0.85	12/31/2015
	IS	0.75 or Floating at I level*	12/31/2015

Legg Mason BW Diversified Large Cap Value Fund[1]	A	1.30	12/31/2015
	A2	1.50	12/31/2015
	C	2.05	12/31/2015
	FI	1.30	12/31/2015
	R	1.55	12/31/2015
	R1	2.05	12/31/2015
	I	0.95	12/31/2015
	IS	0.85 or Floating at I level*	12/31/2015

Legg Mason BW International Opportunities Bond Fund[1]	A	1.00	12/31/2015
	C	1.75	12/31/2015
	C1	1.45	12/31/2015
	FI	1.00	12/31/2015
	R	1.25	12/31/2015
	I	0.75	12/31/2015
	IS	0.65 or Floating at I level*	12/31/2015

Legg Mason Strategic Real Return Fund[2]	A	1.35	12/31/2015
	A2	1.55	12/31/2015
	C	2.10	12/31/2015
	FI	1.35	12/31/2015
	R	1.60	12/31/2015
	I	1.10	12/31/2015
	IS	1.00 or Floating at I level*	12/31/2015

Legg Mason Batterymarch U.S. Small Capitalization Equity Portfolio[1]	A	1.30	12/31/2015
	A2	1.50	12/31/2015
	C	2.05	12/31/2015
	FI	1.30	12/31/2015
	R	1.55	12/31/2015
	R1	2.05	12/31/2015
	I	1.00	12/31/2015
	IS	0.75 or Floating at I level*	12/31/2015

Legg Mason BW Global Opportunities Bond Fund[1]	A	1.00	12/31/2015
	A2	1.20	12/31/2015
	C	1.75	12/31/2015
	C1	1.45	12/31/2015
	FI	1.00	12/31/2015
	R	1.25	12/31/2015
	I	0.75	12/31/2015
	IS	0.65 or Floating at I level*	12/31/2015

Legg Mason Batterymarch Emerging Markets Trust[2]	A	1.50	12/31/2015
	C	2.25	12/31/2015
	FI	1.50	12/31/2015
	R	1.75	12/31/2015
	R1	2.25	12/31/2015
	I	1.25**	12/31/2015
	IS	1.25 or Floating at I level*	12/31/2015

Legg Mason Batterymarch International Equity Trust[1]	A	1.35	12/31/2015
	C	2.10	12/31/2015
	FI	1.35	12/31/2015
	R	1.60	12/31/2015
	R1	2.10	12/31/2015
	I	1.10	12/31/2015
	IS	Floating at I level*	12/31/2015

Legg Mason Capital Management Global Growth Trust[1]	A	1.15	12/31/2015
	C	1.90	12/31/2015
	FI	1.15	12/31/2015
	R	1.40	12/31/2015
	R1	1.90	12/31/2015
	I	0.90	12/31/2015

Legg Mason BW Global High Yield Fund[1]	A	1.15	12/31/2015
	C	1.90	12/31/2015
	FI	1.15	12/31/2015

	R	1.40	12/31/2015
	R1	1.90	12/31/2015
	I	0.90	12/31/2015
	IS	0.75	12/31/2015

LEGG MASON TAX FREE INCOME FUND
Name of Fund	Name of Class	Expense Limit	Expense Limit Expiration Date
Legg Mason Investment Counsel Maryland Tax-Free Income Trust[1]	A	0.75	12/31/2015
	C	1.30	12/31/2015
	FI	0.85	12/31/2015
	I	0.60	12/31/2015

* In addition, LMPFA has agreed that total annual fund operating expenses for Class IS shares of the fund will not exceed total annual fund operating expenses for Class I shares of the fund, subject to recapture.

** LMPFA has agreed to waive fees and/or reimburse operating expenses (other than interest, brokerage commissions (except for brokerage commissions paid on purchases and sales of ETFs), dividend expense on short sales, taxes and extraordinary expenses) at the annual rate of 0.06% of average daily net assets for Class I shares, provided that no waiver or reimbursement will be made beyond the amount necessary to reduce that class’ annualized expenses to 1.25% of average daily net assets. This arrangement is not subject to recapture.